UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 9, 2019

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01.    Regulation FD Disclosure.

On September 9, 2019, in connection with the launch of a secondary offering by a selling stockholder, Laureate Education, Inc. (the “Company”) made the following disclosure to prospective investors:

Recent Developments

Due to the combined impact of the delay of the expected closing of our planned sale of Inti Holdings, the indirect owner of INTI University and Colleges, a higher education institution with five campuses in Malaysia, beyond year-end 2019 and the closing of our divestiture of Education Turkey B.V. prior to year-end 2019, we now expect an approximately $30 million one-time negative impact on our previously provided free cash flow estimates for 2019. However, we do not expect any negative impact on existing 2020 unlevered free cash flow estimates of 11% of revenue. Fully updated 2019 free cash flow guidance will be provided in connection with our financial results for the third quarter of 2019.

Free cash flow consists of operating cash flow minus capital expenditures. Free cash flow provides a useful indicator about Laureate’s abilities to fund its operations and repay its debts. Laureate’s calculation of free cash flow is not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. We have included this non-GAAP measure because it is a key measure used by our management and board of directors to understand performance and trends, to prepare and approve our annual budget and develop short- and long-term operational plans. This non-GAAP measure should be considered in addition to results prepared in accordance with generally accepted accounting principles (“GAAP”) but should not be considered a substitute for or superior to GAAP results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Victoria Silbey
Name:	Victoria Silbey
Title:	Senior Vice President, Secretary and Chief Legal Officer

Date: September 9, 2019